U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
                         Pre-Effective Amendment No. 1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         PIONEER CAPITAL ASSOCIATES, INC.
                  (Name of small business issuer in its charter)
                                     Delaware
          (State or other jurisdiction of Incorporation or Organization)

                                      6199
            (Primary Standard Industrial Classification Code Number)

                                   75-2876624
                       (IRS Employer Identification Number)

             3422 Old Capitol Trail, Suite 225, Wilmington DE 19808
                      (Address of principal executive offices)
                                 (302) 996-3074
                                 Telephone Number

                         Copies of all communications to:
                         Pioneer Capital Associates, Inc.
                      John Petros, Chief Accounting Officer
                        3422 Old Capitol Trail, Suite 225
                              Wilmington DE 09808
                       Telephone/Facsimile: (267) 589-5963


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
...................................................................Proposed
.......................................................Proposed....Maximum
Title of Each Class..................Maximum..........Aggregate...Amount of
of Securities to be...Amount to be...Offering Price...Offering....Registration
Registered............Registered(1)..Per share (1)....Price.......Fee
==============================================================================
Common Stock..........5,000,000........$0.20.........$1,000,000...$107.00
==============================================================================

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offering will be sold by our officers and directors acting as agents on a "best efforts basis". There is no minimum amount of shares the Company must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Pioneer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Registrant has elected to file this Form SB-2 registration statement on a voluntary basis in order to become a reporting company under the Securities Act of 1933.

Preliminary Prospectus, Subject to Completion, dated January 31, 2007


Rule 12b-21 -- Information Unknown or Not Available.

Information required (in SB-2 filing) need only be given insofar as it is known or reasonably available to the registrant. If any required (financial) information is unknown or not reasonably available to the registrant (Pioneer), either because the obtaining thereof would involve unreasonable effort or expense, or because it rests peculiarly within the knowledge of another person not affiliated with the registrant, the information (registered audited financial statements) maybe omitted, subject to the following conditions.

a. The registrant shall give such information on the subject it possesses or can acquire without unreasonable effort or expense, together with the sources thereof.

b. The registrant shall include a statement either showing that unreasonable effort or expense would be involved or indicating the absence of any affiliation with the person within whose knowledge the information rests and stating the results of a request made to such person for the information.










Unaudited Financial Statements

C O N T E N T S.................................Page
Independent Auditors' Report....................F 1
Balance Sheets..................................F 2
Statements of Operations........................F 3
Statements of Stockholders' Equity (Deficit)....F 3
Statements of Cash Flows........................F 4
Notes to the Financial Statements...............F 5

CHIEF ACCOUNTING OFFICER REPORT

To the Board of Directors
Pioneer Capital Associates, Inc.
(A Development Stage Company)
Wilmington, Delaware

I have reviewed the accompanying balance sheets of Pioneer Capital Associates, Inc. (a development stage company) as prepared by Motokuda Accounting Services as of January 31, 2007 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended January 31, 2007 and 2006 and from inception on April 28, 2000 through January 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my review.

I conducted my review in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my review provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Capital Associates, Inc. (a development stage company) as of January 31, 2007 and the results of its operations and its cash flows for the years ended January 31, 2007 and 2006 and from inception on April 28, 2000 through January 31, 2007 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with limited operating capital which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

John Petros
Chief Accountant
Pioneer Capital Associates, Inc.
March 10, 2007


The accompanying notes are an integral part of these financial statements.

PIONEER CAPITAL ASSOCIATES, INC. (A Development Stage Company)
Unaudited

Balance Sheets...................................January31,
............................................2006...............2007

CURRENT ASSETS

Cash.......................................1,186..............3,598
Current Assets (see note 6)..............279,500............269,500
Receivable Notes (see note 7)............126,914............123,587
Property, Plant & Equipment (see note 6)..85,000.............85,000
Total Current Assets.....................492,600............481,685

LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable (Note 8).................56,843................953
Note Payable Less then 1 year (Note 8)....49,722..................0
Note Payable More then 1 Year (Note 8)...100,000..................0
Shareholder Loan (Note 8).................75,000..................0
  Total Current Liabilities..............281,565................953

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.0001 par value;
100,000,000 shares authorized;
74,500,000 shares issued and
outstanding as of January 2006
and 2007..................................7,450...............7,450
Additional paid-in capital
Retained Earnings (un-appropriated).....203,585.............473,282
Total Stockholders' Equity (Deficit)....211,035.............480,732
TOTAL LIABILITIES
AND STOCKHOLDERS' EQUITY (DEFICIT)......492,600.............481,685




















The accompanying notes are an integral part of these financial statements.

Pioneer Capital Associates, Inc. (a Development Stage Company)
Statement of Operations (Unaudited)

.....................................For the....................From Inception
.....................................Years......................on April 28,
.....................................Ended......................2000 Through
.....................................January,31................January 31,
.....................................2006...........2007........2007

Revenues............................7,936..........17,416.......58,639
Expenses
General & Administrative............9,013..........31,135......294,494
(Loss) from Operations.............(1,077)........(13,719)....(235,855)

Other Income
Interest Expense
Miscellaneous Income....................0...............0............0
Net (Loss).........................(1,077)........(13,719)....(235,855)

Basic (Loss) Per Share...........(0.00013).......(0.00006)....(0.00310)






Pioneer Capital Associates, Inc. (A Development Stage Company)

Statements of Stockholders' Equity (Deficit) (Unaudited)

....................................................................Deficit
....................................................................Accumulated
...............Common Stock..........................Additional.....During the
...............Issued at......Number........Amount...Paid-In........Development
...............per Share......Shares........Paid.....Capital........Stage
Inception
April 28,
2000 to
founders
for cash......$0.0231.......10,875,000...$251,000....$251,000......($22,586)

Shares
issued for
cash and
assets
in 2001.......$0.0100.......44,000,000...$440,000....$440,000......($11,500)
in 2002.......$0.0100.......12,000,000...$120,000....$120,000.....($167,507)
in 2003.......$0.0100........7,625,000....$76,250.....$76,250.......($5,971)
in 2004.......$0.0000................0.........$0..........$0......($13,495)
in 2005.......$0.0000................0.........$0..........$0......($13,719)
in 2006.......$0.0000................0.........$0..........$0.......($1,077)
from
inception
to January
2007..........$0.0133.......74,500,000...$887,250....$887,250.....($235,855)

The accompanying notes are an integral part of these financial statements.

PIONEER CAPITAL ASSOCIATES, INC. (A Development Stage Company)
Statements of Cash Flows (Unaudited)

.....................................For the..................From Inception
.....................................Years....................on April 28,
.....................................Ended....................2000 Through
.....................................January,31..............January 31,
.....................................2006...........2007......2007
CASH FLOWS FROM
OPERATING ACTIVITIES
Loss from operations...............($1,077)......($13,719)....($235,855)

Adjustments to reconcile net
loss to net cash (used) by
operating activities:.............($19,827)......($10,550)....($500,000)

Common stock issued for services.........0..............0.............0
Changes in assets
and liabilities:

Increase (decrease) in
accounts payable

Net Cash (Used)
by Operating Activities...........($20,904)......($24,269)....($735,855)

CASH FLOWS FROM
INVESTING ACTIVITIES.....................$0

Proceeds from notes payable........$19,425........$24,305......$259,000

Issuance of common stock for cash

Net Cash Provided by
Operating Activities...............$19,425........$24,305.......$249,000

INCREASE (DECREASE)
IN CASH AND CASH EQUIVALENTS.......($1,479)...........$36......($486,855)

CASH AND CASH EQUIVALENTS
AT BEGINNING OF PERIOD..............$2,629..........$1,150......$251,000

CASH AND CASH EQUIVALENTS
AT END OF PERIOD....................$1,150..........$1,186.....($235,855)

Cash Paid For: Interest.................$0..............$0............$0

Cash Paid For: Income taxes.............$0..............$0............$0

The accompanying notes are an integral part of these financial statements.

PIONEER CAPITAL ASSOCIATES, INC. (A Development Stage Company)

Notes to the Financial Statements January 31, 2006 and 2007 (Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Pioneer Capital Associates, Inc. (the "Company") is a development stage company with limited assets and operations. The Company was formed to engage in the business of providing financial and consulting services to companies with respect to investment, mergers, acquisitions, raising capital in the public markets and on the internet.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

b. Provision for Taxes

No provision for income taxes has been made due to the limited operations of the Company. The Company has a net operating loss carryover at January 31, 2007 of approximately $236,000 which expires in 2019. The potential tax benefit of the loss carryover has been offset by a valuation allowance of the same amount.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Revenue Recognition Policy

The Company currently has intermittent levels of revenues. Revenue recognition policies will be determined when principal operations begin.

f. Basic (Loss) Per Share

The following is an illustration of the reconciliation of the numerators and denominators of the basic loss per share calculation:

For the Years Ending January 31,........2006................2007
Net loss (numerator)..................($13,719)...........($1,077)
Weighted average
shares outstanding (denominator)....74,500,000..........74,500,000
Basic loss per share.................($0.00018)..........($0.00001)

Dilutive loss per share is not presented as there are no potentially dilutive items outstanding.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has established revenues that cover its operating costs however additional revenue is required to allow it to continue as a going concern. It is the intent of the Company to earn revenues from investment banking services. Until sufficient revenues are earned to operate profitably, management intends to issue additional shares of its common stock for cash, services, or expenses paid on behalf of the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company currently has no related party transacts and there has been no related transactions for the past three years.

NOTE 5 - ISSUANCE OF STOCK

During 2005 and 2006, there were no shares of the Company shares issued.

NOTE 6 - CURRENT ASSETS, PROPERTY, PLANT & EQUIPMENT

Current assets and Property, Plant & Equipment consist of independent appraised colored gemstones ($279,500), company vehicles ($60,000), office furnishings and computer equipment (25,000).

NOTE 7 - NOTES RECEIVABLE

In December 2003, the Company substituted a defaulted promissory note dated February 2003 in the amount of $300,000 for a new promissory in the total amount $400,000 is to be paid in 144 equal payments of $4,000 monthly including interest of 9.5% annually due 2016. The current balance due is $367,360. This note is secured buy assets in Central America and not under the Company control. The debtors make occasional payments as their needs arrive for our expertise or counsel. The Company because of the irregular payment history has arbitrarily placed a value of $123,587 based on the probability that the Company will receive future payments.

NOTE 8 - NOTES PAYABLE

On January 31, 2006, the Company signed three promissory notes for a total amount $226,722 which was due on demand. The notes were paid in full by a non-affiliated security holder that was off set by services provided by the Company in August 2003. At January 31, 2007, there was no out standing debt other then a small amount of operating overhead due in accounts payable of $953.

END OF FINANCIAL STATEMENT













Item. 23 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Pioneer Capital Associates, Inc. engaged Motokuda Accounting Services in January 2007 as an independent registered Auditor for the delivery of a certified independent audited of the company for the past two years as required by SEC rules and regulations for filing SB-2 submission. As part of the audit performed by Motokuda Accounting Services it was required by the Pioneer to deliver to Motokuda Accounting Services various financial records and documents. These required records and documents were delivered to Motokuda Accounting Services by United States Postal Service and were used in completing the SEC required independent registered auditor report and opinion letter with auditors consent letter to be used by Pioneer Capital Associates, Inc. in the filing of its initial public offering using a SB-2 submission.

Upon submission of Pioneer's initial SB-2 filing it was determined by SEC agents that Motokuda Accounting Services is not a registered independent auditor is required by the Sarbanes-Oxley act of 2002 although the Motokuda Accounting Services assured Pioneer that they have registered as required by the Sarbanes-Oxley act of 2002.

After learning that Motokuda Accounting Services was not an acceptable auditor Pioneer Capital Associates, Inc. made several attempts to contact Motokuda Accounting Services. After various methods of sending letters, leaving telephone messages it was determined that the accounting firm had moved their location or returned to their home land without any contact or forwarding information. With the disappearance of the accounting firm, were the disappearance of valuable records and document of Pioneer, and several that are very difficult to reconstruct without unreasonable effort and expense. Even with the unreasonable effort and expense to reconstruct the documents the results would provide little change or no effect on the financial statement currently on file.

Pioneer contact two separate registered independent accounting firms from the site provided by SEC agents and the costs for completing a second independent auditors report is beyond the financial capabilities of Pioneer at the moment.

Pioneer is now relying on the exceptions provided under Rule 12b-21 of the Securities Exchange Act of 1934 in resolving the matter created by the disappearance of Motokuda Accounting Services.

specifically

Rule 12b-21 -- Information Unknown or Not Available.

Information required (in SB-2 filing) need only be given insofar as it is known or reasonably available to the registrant. If any required (financial) information is unknown or not reasonably available to the registrant (Pioneer), either because the obtaining thereof would involve unreasonable effort or expense, or because it rests peculiarly within the knowledge of another person not affiliated with the registrant, the information (registered audited financial statements) maybe omitted, subject to the following conditions.

a. The registrant shall give such information on the subject it possesses or can acquire without unreasonable effort or expense, together with the sources thereof.

b. The registrant shall include a statement either showing that unreasonable effort or expense would be involved or indicating the absence of any affiliation with the person within whose knowledge the information rests and stating the results of a request made to such person for the information.


Condition of Rule 12b-21(a) and (b) met:

Subject to the exemption allowed under Rule 12b-21 of the Securities Exchange Act of 1934 and its conditions under Rule 12b-21(a) Pioneer files its unaudited financial statement below with the declaration and undertaking that upon completion of the Company's offering Pioneer shall provide audited financial statements as required in the SEC rules and regulations as quickly as the registered independent accountant can reconstruct such records and documents.

Subject to the exemption allowed under Rule 12b-21 of the Securities Exchange Act of 1934 and its conditions under Rule 12b-21(b) Pioneer includes the following statement showing that unreasonable effort or expense would be involved. Upon various attempts to contact Motokuda Accounting Services it was determined that the accounting firm had moved their location or returned to their home land. With disappearance of the accounting firm were records and document of Pioneer, and several that are very difficult to reconstruct without unreasonable effort and expense. Even with the unreasonable effort and expense to reconstruct the documents the results would provide little change or no effect on the financial statement currently on file. Pioneer contact two separate registered independent accounting firms from the site provided by SEC agents and the costs for reconstruction of records and documents and completing a second independent auditors report is beyond the financial capabilities of Pioneer at the moment.

Undertakings.

The Company is filing this offer on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 and will file post-effective amendments as required by the Securities Act. Additionally the Company is relying on Rule 12b-21(a) and (b) under the Securities Exchange Act of 1934 for providing unaudited financial statements with the undertaking of providing certified audited financial reports as required under the Securities Acts and the Sarbanes-Oxley act of 2002 as soon as funds become available to cover the expenses of the proper professional services.

Interest of Named Experts and Counsel

No Expert or Counsel was hired on a contingent basis or will receive a direct or indirect interest in the Company at any time prior to the filing of this registration statement. The Company Chief Accounting Officer received no special compensation or payment for his services.



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on the 6th day of February, 2007.

HAROLD ALPAR
HAROLD ALPAR
CHIEF EXECUTIVE OFFICER

DOUG LARSON
DOUG LARSON
CHIEF FINANCIAL OFFICER

JOHN PETROS
JOHN PETROS
CHIEF ACCOUNTING OFFICER

CERTIFICATIONS

I, Harold Alpar, CEO, certify that:

(1) I have reviewed this SB-2 Amendment of Pioneer Capital Associates, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: March 10, 2007

HAROLD ALPAR
HAROLD ALPAR
CHIEF EXECUTIVE OFFICER


CERTIFICATIONS

I, Doug Larson, CFO, certify that:

(1) I have reviewed this SB-2 Amendment of Pioneer Capital Associates, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: March 10, 2007

DOUG LARSON
DOUG LARSON
CHIEF FINANCIAL OFFICER

CERTIFICATIONS

I, John Petros, Director, certify that:

(1) I have reviewed this SB-2 Amendment of Pioneer Capital Associates, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: March 10, 2007

JOHN PETROS
JOHN PETROS
CHIEF ACCOUNTING OFFICER